________ ____, 2012

Oppenheimer Champion Income Fund
Oppenheimer Global Strategic Income Fund
6803 South Tucson Way
Centennial, CO  80112

Re:	Reorganization of Oppenheimer Champion Income Fund into Oppenheimer Global Strategic Fund

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences of the reorganization (the “Reorganization”) pursuant to an Agreement and Plan of Reorganization dated as of ________, 2012 (the “Agreement”) by and between Oppenheimer Champion Income Fund (the “Target Fund”) and Oppenheimer Global Strategic Income Fund, a Massachusetts business trust (the “Acquiring Fund”).1  In the Reorganization, Acquiring Fund will acquire all of the assets of the Target Fund in exchange solely for Class A, Class B, Class C, Class N, and Class Y shares of beneficial interest of Acquiring Fund (“Acquiring Fund Shares”) and the assumption by Acquiring Fund of certain liabilities of the Target Fund, followed by Target Fund’s distribution of those shares pro rata to its shareholders of record in liquidation of Target Fund.

In rendering this opinion, we have examined (1) the Agreement, (2) the Combined Prospectus and Proxy Statement filed with the Securities and Exchange Commission on _______, 2012 regarding the Reorganization, as amended or supplemented (“Proxy”), that was furnished to Shareholders, and (3) other documents we have deemed necessary or appropriate for the purposes hereof (collectively, “Documents”).  We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents.  As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on the representations and warranties set forth in the Agreement and on the statements and representations of officers and other representatives of the Target Fund and Acquiring Fund (collectively, “Representations”).  We have assumed that any Representation made “to the knowledge and belief” (or similar qualification) of any person or party is, and at the Closing Date (as defined in the Agreement) will be, correct without such qualification.  We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.  Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Reorganization.

OPINION

Based solely on the facts and representations set forth in the reviewed documents and the Representations of officers of the Funds, and conditioned on (i) those representations’ being true on the Closing Date of the Reorganization and (ii) the Reorganization’s being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion with respect to the federal income tax consequences of the Reorganization is as follows.

1.           The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and Target Fund and Acquiring Fund will each be a party to a reorganization under section 368(b) of the Code.

2.           No gain or loss will be recognized by Target Fund upon the transfer of substantially all of its assets to, and the assumption of certain of its liabilities by, Acquiring Fund in exchange solely for the Acquiring Fund Shares, followed by the distribution of those Acquiring Fund Shares to Target Fund’s shareholders in liquidation of Target Fund.

3.           No gain or loss will be recognized by Acquiring Fund on the receipt of Target Fund’s assets in exchange solely for the Acquiring Fund Shares and the assumption of certain of the liabilities of Target Fund.

4.           The basis of Target Fund's assets in the hands of Acquiring Fund will be the same as the basis of such assets in Target Fund's hands immediately prior to the Reorganization.

5.           Acquiring Fund's holding period in the assets received from Target Fund will include Target Fund’s holding period in such assets (except where Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period).

6.           Target Fund’s shareholders will recognize no gain or loss on the exchange of their shares in Target Fund (“Target Fund Shares”) for Acquiring Fund Shares in the Reorganization.

7.           Target Fund’s shareholders’ aggregate basis in the Acquiring Fund Shares received by them will be the same as their aggregate basis in Target Fund Shares surrendered in exchange therefor.

8.           The holding period of the Acquiring Fund Shares received by Target Fund’s shareholders will include the holding period of the Target Fund Shares surrendered in exchange therefor, provided those Target Fund Shares were held as capital assets on the date of the Reorganization.

No opinion will be expressed as to the effect of the Reorganization on (i) Target Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting or (ii) any Target Fund or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting.

Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service (“Service”) in existence on the date hereof.  All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion after the date hereof with respect to any such change or modification.  Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court.  Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

Our opinion addresses only the specific federal income tax consequences of the Reorganization set forth above and does not address any other federal, or any state, local, or foreign tax consequences of the Reorganization or any other action (including any taken in connection therewith).  Our opinion also applies only if each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent.  Finally, our opinion is solely for the addressees’ information and use and may not be relied on for any purpose by any other person without our express written consent, except that our opinion may be disclosed to any Fund Shareholders and they may rely on it as if they were addressees of this opinion, it being understood that we are not establishing any lawyer-client relationship with any Fund Shareholders.

Very truly yours,

1           The Target Fund and Acquiring Fund are sometimes referred to herein as a “Fund.” The term “Shareholders” refers to holders of beneficial interest in the Target Fund or in the Acquiring Fund, as the case may be.  All “section” references are to the Internal Revenue Code of 1986, as amended (“Code”), unless otherwise noted.

________ ____, 2012

Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Global Strategic Income Fund
6803 South Tucson Way
Centennial, CO  80112

Re:	Reorganization of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund into Oppenheimer Global Strategic Fund

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences of the reorganization (the “Reorganization”) pursuant to an Agreement and Plan of Reorganization dated as of ________, 2012 (the “Agreement”) by and between Oppenheimer Portfolio Series Fixed Income Active Allocation Fund (the “Target Fund”) and Oppenheimer Global Strategic Income Fund, a Massachusetts business trust (the “Acquiring Fund”).1  In the Reorganization, Acquiring Fund will acquire all of the assets of Target Fund in exchange solely for Class A, Class B, Class C, Class N, and Class Y shares of beneficial interest of Acquiring Fund (“Acquiring Fund Shares”) and the assumption by Acquiring Fund of certain liabilities of Target Fund, followed by Target Fund’s distribution of those shares pro rata to its shareholders of record in liquidation of Target Fund.

In rendering this opinion, we have examined (1) the Agreement, (2) the Combined Prospectus and Proxy Statement filed with the Securities and Exchange Commission on _______, 2012 regarding the Reorganization, as amended or supplemented (“Proxy”), that was furnished to Shareholders, and (3) other documents we have deemed necessary or appropriate for the purposes hereof (collectively, “Documents”).  We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents.  As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on the representations and warranties set forth in the Agreement and on the statements and representations of officers and other representatives of Target Fund and Acquiring Fund (collectively, “Representations”).  We have assumed that any Representation made “to the knowledge and belief” (or similar qualification) of any person or party is, and at the Closing Date (as defined in the Agreement) will be, correct without such qualification.  We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.  Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Reorganization.

OPINION

Based solely on the facts and representations set forth in the reviewed documents and the Representations of officers of the Funds, and conditioned on (i) those representations’ being true on the Closing Date of the Reorganization and (ii) the Reorganization’s being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion with respect to the federal income tax consequences of the Reorganization is as follows.

1.           The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and Target Fund and Acquiring Fund will each be a party to a reorganization under section 368(b) of the Code.

2.           No gain or loss will be recognized by Target Fund upon the transfer of substantially all of its assets to, and the assumption of certain of its liabilities by, Acquiring Fund in exchange solely for the Acquiring Fund Shares, followed by the distribution of those Acquiring Fund Shares to Target Fund’s shareholders in liquidation of Target Fund.

3.           No gain or loss will be recognized by Acquiring Fund on the receipt of Target Fund’s assets in exchange solely for the Acquiring Fund Shares and the assumption of certain of the liabilities of Target Fund.

4.           The basis of Target Fund's assets in the hands of Acquiring Fund will be the same as the basis of such assets in Target Fund's hands immediately prior to the Reorganization.

5.           Acquiring Fund's holding period in the assets received from Target Fund will include Target Fund’s holding period in such assets (except where Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period).

6.           Target Fund’s shareholders will recognize no gain or loss on the exchange of their shares in Target Fund (“Target Fund Shares”) for Acquiring Fund Shares in the Reorganization.

7.           Target Fund’s shareholders’ aggregate basis in the Acquiring Fund Shares received by them will be the same as their aggregate basis in Target Fund Shares surrendered in exchange therefor.

8.           The holding period of the Acquiring Fund Shares received by Target Fund’s shareholders will include the holding period of Target Fund Shares surrendered in exchange therefor, provided those Target Fund Shares were held as capital assets on the date of the Reorganization.

No opinion will be expressed as to the effect of the Reorganization on (i) Target Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting or (ii) any Target Fund or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting.

Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service (“Service”) in existence on the date hereof.  All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion after the date hereof with respect to any such change or modification.  Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court.  Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

Our opinion addresses only the specific federal income tax consequences of the Reorganization set forth above and does not address any other federal, or any state, local, or foreign tax consequences of the Reorganization or any other action (including any taken in connection therewith).  Our opinion also applies only if each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent.  Finally, our opinion is solely for the addressees’ information and use and may not be relied on for any purpose by any other person without our express written consent, except that our opinion may be disclosed to any Fund Shareholders and they may rely on it as if they were addressees of this opinion, it being understood that we are not establishing any lawyer-client relationship with any Fund Shareholders.

Very truly yours,

1           The Target Fund and Acquiring Fund are sometimes referred to herein as a “Fund.” The term “Shareholders” refers to holders of beneficial interest in the Target Fund or in the Acquiring Fund, as the case may be.  All “section” references are to the Internal Revenue Code of 1986, as amended (“Code”), unless otherwise noted.